EXHIBIT 5.1

March 8, 2007

ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey 07059

               Re: Registration Statement on Form S-3

Ladies and Gentlemen:

               We have acted as counsel to ANADIGICS, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities with an aggregate initial offering price of up to $5,656,250, as shall be designated by the Company: (i) senior debt securities of the Company, in one or more series (the “Senior Debt Securities”), which are to be issued under a senior indenture proposed to be executed between the Company and The Bank of New York, as Trustee (the “Senior Indenture”), the form of which is filed as an exhibit to the Registration Statement, (ii) subordinated debt securities of the Company, in one or more series (the “Subordinated Debt Securities”), which are to be issued under a subordinated indenture proposed to be executed between the Company and The Bank of New York, as Trustee (the “Subordinated Indenture”), the form of which is filed as an exhibit to the Registration Statement, (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (iv) shares of preferred stock of the Company (the “Preferred Stock”). The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock and the Preferred Stock are referred to collectively as the “Securities” and individually as a “Security”. The Registration Statement incorporates by reference the Registration State-

ment on Form S-3 (No. 333-139124), which was declared effective on December 21, 2006 (the “Prior Registration Statement”), including the prospectus which forms a part of such Prior Registration Statement, as supplemented from time to time by one or more prospectus supplements.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

               In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party other than the Company.

               We advise you that, in our opinion:

          (a)      With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (b)      With respect to the shares of Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s Certificate of Incorporation, including the Certificate of Designation related to the Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c)      With respect to the Senior Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Senior Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (iii) an appropriate prospectus supplement or term sheet with respect to the Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Senior Debt Securities and related matters; (vi) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Senior Debt Securities, when issued and sold in accordance with the provisions of the Senior Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d)      With respect to the Subordinated Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the TIA; (iii) an appropriate prospectus supplement or term sheet with respect to the Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (vi) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Subordinated Debt Securities, when issued and sold in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prior Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement or the Prior Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Cahill Gordon & Reindel LLP